UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 30, 2016

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Lantronix, Inc. (the “Company”) approved the performance goals, minimum performance thresholds, and bonus formulas under the Lantronix, Inc. Annual Bonus Program (the “Bonus Program”) for fiscal 2017. Selected employees, including all of the Company’s named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus expressed as a percentage of the participant’s base salary or as a fixed amount of cash, the payment of which is subject to the achievement of certain performance goals and objectives as outlined in the Bonus Program. Bonuses paid under the Bonus Program, if any, are based upon two semi-annual performance periods, corresponding to the first and second half of the Company’s fiscal year, respectively (each, a “Performance Period”). For each Performance Period, the Committee establishes a limit on the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period (the “Bonus Pool”).

The Committee designated the following named executive officers as participants in the Bonus Program for fiscal 2017: Jeffery Benck, the Company’s Chief Executive Officer, Jeremy Whitaker, the Company’s Chief Financial Officer, and Daryl Miller, the Company’s Vice President of Engineering. The Committee also designated other Lantronix officers and employees who are not named executive officers as Bonus Program participants for fiscal year 2017.

For fiscal year 2017, the Committee approved two performance measures for Messrs. Benck and Whitaker. These goals relate to the Company achieving certain levels of revenue and the Company’s earnings before interest, taxes, depreciation, amortization, and share-based compensation, excluding the impact of certain non-recurring charges or gains (if any) and the total amount of bonus payments awarded under the Bonus Program for the Performance Period (“Adjusted EBITDAS”). The goals are weighted 60% towards revenue and 40% towards Adjusted EBITDAS.

For all other participants, including Mr. Miller, in addition the revenue and Adjusted EBITDAS goals, bonus determinations take into account achievement towards goals established by the Committee relating to certain corporate and individual MBOs, or management by objectives. The goals for all participants other than Messrs. Benck and Whitaker are weighted 40% towards revenue, 30% towards Adjusted EBITDAS and 30% towards MBOs. Bonus payouts for all participants are weighted 50% towards the first half of the fiscal year and 50% for the second half of the fiscal year.

The actual bonuses payable for fiscal year 2017, if any, will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to reduce or eliminate or otherwise adjust the bonus that otherwise would be payable based on actual performance. In addition, the Committee retains the discretion to exclude one-time non-recurring expenses in calculating the extent to which Adjusted EBITDAS is achieved.

For fiscal 2017, the Bonus Pool will be funded by (1) eighty percent (80%) of the Company’s Adjusted EBITDAS during the applicable Performance up to 50% of the aggregate amount of target bonuses, and (2) fifty percent (50%) of the Company’s Adjusted EBITDAS thereafter. If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus will be ratably reduced.

Under the Bonus Program for fiscal 2017, (1) the target bonus for Mr. Benck is 75% of his base salary, with the opportunity to earn up to 200% of this amount (i.e., 150% of his base salary) based on the level of achievement of the Company’s financial goals; (2) the target bonus for Mr. Whitaker is 55% of his base salary, with the opportunity to earn up to 200% of this amount (i.e., 110% of his base salary) based on the level of achievement of the Company’s financial goals; and (3) the target bonus for Mr. Miller is 40% of his base salary, with the opportunity to earn up to 170% of this amount (i.e., 68% of his base salary) based on the level of MBO performance and the achievement of the Company’s financial goals.

The foregoing description of the Bonus Program is qualified in its entirety by reference to the Summary of Lantronix, Inc. Annual Bonus Program, as amended, which has been filed as Exhibit 99.1 to the Current Report on Form 8-K dated September 1, 2015 and is incorporated in this Report by reference.

On August 31, 2016, the Company entered into a letter agreement with Mr. Whitaker (the “Letter Agreement”) setting forth certain terms of his employment as the Company’s Chief Financial Officer.

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Under the Letter Agreement, Mr. Whitaker is eligible for severance payments if within five years his employment is terminated involuntarily by the Company without Cause or by Mr. Whitaker for Good Reason, in each case as defined in the Letter Agreement. Severance payments for Mr. Whitaker consist of 6 months of base salary plus an amount equal to 50% the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination. If the termination occurs in connection with a Change in Control (as defined in the Letter Agreement) Mr. Whitaker is entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control is $50 million or less, Mr. Whitaker will receive 6 months of base salary plus an amount equal to 50% the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination, and up to 6 months of COBRA benefits; and (2) if the market capitalization of the Company at the time of the Change in Control is greater than $50 million, Mr. Whitaker will receive 12 months of base salary plus payment of an amount equal to 100% of his target bonus, and up to 12 months of COBRA benefits. In addition, the Letter Agreement provides that if Mr. Whitaker’s employment is terminated in connection with a Change in Control, all of Mr. Whitaker’s outstanding equity awards will accelerate and become fully vested.

The foregoing description of the Letter Agreement is qualified in its entirety by the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1	Letter Agreement dated August 31, 2016 between Lantronix, Inc. and Jeremy Whitaker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2016	LANTRONIX, INC.

By:	/s/ JEREMY WHITAKER
Jeremy Whitaker Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement dated August 31, 2016 between Lantronix, Inc. and Jeremy Whitaker

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